UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

MoSys, Inc.
(Exact name of registrant as specified in its charter)

000-32929
(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
755 N. Mathilda Avenue Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 731-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2009, MoSys, Inc., or the Company, issued a press release announcing its financial results for the third quarter of fiscal 2009 ended September 30, 2009.  A copy of this press release is furnished as Exhibit 99.1 to this report. The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude the statement of operations effects of stock-based compensation, amortization of intangibles, acquisition-related transaction costs, acquisition-related contingent consideration compensation and restructuring charges.  Stock-based compensation charges represent non-cash charges related to equity awards granted by the Company. Management is not confident such charges can be measured consistently with other management performance objectives, and, therefore believes that excluding these charges facilities comparisons of operational performance.  Amortization of intangibles charges represent non-cash charges arising from the amortization of acquired assets, and management believes that excluding these charges facilitates comparisons to the Company’s ongoing operating results because the expense for the amortization of intangibles is not indicative of operational performance and the amount of such charges varies significantly based on the size and timing of the acquisitions and the maturity of the business being acquired. The acquisition-related transaction fees represent amounts paid for legal and accounting services in connection with the acquisition of Prism Circuits, Inc. (Prism) completed in the second quarter of 2009, and management believes that the transaction costs associated with the acquisition are elements of the acquisition process and that excluding these charges facilitate comparisons to the Company’s ongoing operating results during periods when there were no acquisitions and also facilitates investors’ understanding of ongoing operating performance.  The acquisition-related contingent consideration compensation results from the retention component of the Prism acquisition earn-out, and management believes that excluding the contingent compensation expense arising related to the earn-out facilitates comparisons to the Company’s ongoing operating results during periods when there was no such compensation expense and also facilitates investors’ understanding of ongoing operating performance. The restructuring charges primarily relate to the exit of the analog/mixed-signal product lines and closure of the Korea office, and management believes that excluding these charges facilitates comparisons to the Company’s ongoing operating results as these are not considered recurring expenses. Management primarily evaluates the Company’s performance over comparable periods and in comparison with other companies in its sector based on gross margin, operating expenses (research and development and sales, general and administrative), operating loss, net loss and net loss per share exclusive of such expenses and charges. Because management discloses financial measures calculated without taking into account these items, these financial measures are characterized as "non-GAAP financial measures" under Securities and Exchange Commission rules.

Management and the Company’s board of directors will continue to compare the Company's historical consolidated results of operations (revenue, gross margin, research and development expenses, selling, general and administrative expenses, operating loss, net loss and net loss per share), excluding share-based compensation and charges for amortization of intangibles,  restructuring, acquisition-related transaction costs and acquisition-related contingent consideration described above, to assess the business and compare operating results to the Company's performance objectives. For example, the Company's budgeting and planning process utilizes these non-GAAP financial measures, along with other types of financial information.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess the Company's performance and to identify the Company's operating results for investors on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release furnished as Exhibit 99.1.

Moreover, although these non-GAAP financial measures adjust expense, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included, as appropriate, in results of operations. Management believes these expenses are a material part of the Company's operating results.

The information contained in this report and the exhibit attached hereto is furnished solely pursuant to Item 2.02 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and the exhibit attached hereto shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release by MoSys, Inc. dated October 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date:	October 27, 2009	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by MoSys, Inc. dated October 27, 2009.